                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CML GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                      CML

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 6, 1996

     The Annual Meeting of Stockholders of CML Group, Inc. (the "Company") will be held at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, on Friday, December 6, 1996 at 10:30 a.m., local time, to consider and act upon the following matters:

          1. To elect two Class C Directors for the ensuing three years.

          2. To ratify the appointment by the Board of Directors of Deloitte & Touche LLP as the Company's independent accountants for the 1997 fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on October 25, 1996 will be entitled to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                            PAUL P. BROUNTAS, Secretary

Acton, Massachusetts
November 5, 1996

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES ARE REPRESENTED. NO POSTAGE IS NEEDED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                CML GROUP, INC.
                        524 MAIN STREET, ACTON, MA 01720

                            PROXY STATEMENT FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 6, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CML Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on December 6, 1996 and at any adjournment of that meeting (the "Meeting"). All proxies will be voted in accordance with the instructions contained in them. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Secretary of the Company.

     On October 25, 1996, the record date for the determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 49,711,864 shares of Common Stock, $0.10 par value per share ("Common Stock"), of the Company. Each share is entitled to one vote.

     The Company's Annual Report for the fiscal year ended July 31, 1996 is being mailed to stockholders with the mailing of this Notice and Proxy Statement beginning on or about November 5, 1996.

VOTES REQUIRED

     A majority of the issued and outstanding shares of Common Stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a plurality of the votes cast at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting is required to ratify the appointment of the Company's independent accountants.

     Shares of Common Stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the inspectors of election appointed for the Meeting and will determine whether or not a quorum is present. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes in favor of such matter. Accordingly, an abstention from voting on a matter by a stockholder present in person or represented by proxy at the Meeting will have the same legal effect as a vote "against" the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such vote differently. If a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a "broker non-vote" on a matter has no effect on the voting on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of August 31, 1996, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and director nominee of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement; and (iv) all directors and executive officers of the Company as a group.

                                                                                     PERCENTAGE
                                                                       NUMBER OF         OF
                                                                         SHARES        COMMON
                                                                      BENEFICIALLY      STOCK
                           BENEFICIAL OWNER                             OWNED(1)     OUTSTANDING
  ------------------------------------------------------------------  ------------   -----------
  Principal Stockholders
  Wisconsin Investment Board
    121 E. Wilson Street
    Madison, WI 53702...............................................    4,872,000        9.8%
  Merrill Lynch Asset Management
    800 Scudders Mill Road
    Plainsboro, NJ 08536............................................    4,164,800(2)     8.4
  Directors and Nominees (3)
  Charles M. Leighton...............................................    1,168,201(4)     2.3
  G. Robert Tod.....................................................    1,107,116(5)     2.2
  Howard H. Callaway................................................      113,300(6)      *
  Thomas H. Lenagh..................................................      114,000(7)      *
  Dr. Roy W. Menninger..............................................       32,745         *
  Alison Taunton-Rigby..............................................       16,102         *
  Lauren M. Tyler...................................................        3,100         *
  Ralph F. Verni....................................................       12,053         *
  Named Executive Officers (3)
  Robert J. Samuelson...............................................      177,313         *
  Glenn E. Davis....................................................       86,897         *
  All directors and executive officers as a group (10 persons)(3)...    2,830,827        5.7

---------------

    * Percentage is less than 1% of the total number of outstanding shares of Common Stock of the Company.

    (1) The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each stockholder referred to above has sole voting and investment power with respect to the shares listed.

    (2) Merrill Lynch Asset Management ("MLAM") is an investment adviser registered under the Investment Advisers Act of 1940. MLAM may be deemed to be the beneficial owner of 4,164,800 shares of common stock of the Company by virtue of its acting as investment adviser to certain investment companies registered under the Investment Company Act of 1940, which investment companies hold in the aggregate 4,164,800 shares of the Company's common stock. MLAM disclaims beneficial ownership of the 4,164,800 shares of common stock.

    (3) Includes shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days after August 31, 1996. The following persons have the right to acquire within such 60-day period the number of shares set forth after their respective names: Mr. Leighton, 335,628 shares; Mr. Tod, 335,628 shares; Mr. Callaway, 33,000 shares; Mr. Lenagh, 81,000 shares; Dr. Menninger, 31,500 shares; Ms. Taunton-Rigby, 6,000 shares; Ms. Tyler, 3,000 shares; Mr. Verni, 9,000 shares; Mr. Samuelson, 170,782 shares; Mr. Davis, 76,504 shares; and all directors and executive officers as a group, 1,082,042 shares.

    (4) Does not include 23,128 shares of Common Stock held by Mr. Leighton's wife, as to which Mr. Leighton disclaims beneficial ownership.

    (5) Does not include 12,732 shares of Common Stock held by Mr. Tod's wife on her own behalf and as custodian for their children, as to which Mr. Tod disclaims beneficial ownership.

    (6) Includes 40,000 shares of Common Stock held by Mr. Callaway as a Trustee of the Ida Cason Callaway Foundation, Inc. Does not include 900 shares of Common Stock held by Mr. Callaway's wife, as to which Mr. Callaway disclaims beneficial ownership.

    (7) Does not include 40,000 shares of Common Stock held by Mr. Lenagh's wife, as to which Mr. Lenagh disclaims beneficial ownership.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of three Class A directors, three Class B directors and two Class C directors. The Class A, Class B and Class C directors will serve until the annual meetings of stockholders to be held in 1997, 1998 and 1996, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

     The persons named in the enclosed proxy will vote to elect as directors Howard H. Callaway and Alison Taunton-Rigby, the two Class C director nominees named below, unless the proxy is marked otherwise. Mr. Callaway and Ms. Taunton-Rigby are currently directors of the Company.

     Each Class C director will be elected to hold office until the 1999 annual meeting of stockholders and until his or her successor is elected and qualified. Each of the nominees has indicated his or her willingness to serve, if elected; however, if any nominee should be unable to serve, the proxies may be voted for a substitute nominee designated by the Nominating Committee of the Board of Directors.

     For each member of the Board of Directors, including those who are nominees for election as Class C directors, there follows information given by each concerning his or her principal occupation and business experience for the past five years, the names of other publicly held companies of which he or she serves as a director, his or her age and length of service as a director of the Company.

NOMINEES FOR TERMS EXPIRING IN 1999 (CLASS C DIRECTORS)

Howard H. Callaway............  Chairman of the Board and Chief Executive Officer of the Ida
                                Cason Callaway Foundation, Inc. and of Callaway Gardens
                                  Resort, Inc. since 1981; Chief Executive Officer of Crested
                                  Butte Mountain Resort since 1977, and President of Mountain
                                  Creek, Inc. since 1989; Chairman of the Board of Lake
                                  Florence Corporation since 1996; director of SCI Systems,
                                  Inc. Age 69, director of the Company since 1983.
Alison Taunton-Rigby..........  President and Chief Executive Officer of Aquila
                                Biopharmaceuticals, Inc. since October 1996; President and
                                  Chief Executive Officer of Cambridge Biotech Corporation
                                  from 1995 to 1996; President and Chief Executive Officer of
                                  Mitotix, Inc. from 1993 to 1994; Senior Vice President of
                                  Genzyme Corporation from 1987 to 1993. Age 52, director of the Company since 1994.

DIRECTORS WHOSE TERMS EXPIRE IN 1997 (CLASS A DIRECTORS)

Charles M. Leighton...........  Chairman of the Board and Chief Executive Officer of the
                                Company since 1969; director of New England Investment
                                  Companies, Inc. and Metropolitan Life Insurance Company.
                                  Age 61, director of the Company since 1969.
Thomas H. Lenagh..............  Financial Consultant since 1986; director of Adams Express
                                Company, Clemente Global Growth Fund, Gintel Fund, Inc., ICN
                                  Biomedicals, Irvine Sensors Corp., V-Band Corp., US LIFE
                                  Corp., Franklin Quest Co. and Styles on Video. Age 76,
                                  director of the Company since 1976.

Ralph F. Verni................  Chairman and Chief Executive Officer of State Street Research
                                & Management Company since August 1992; President and Chief
                                  Executive Officer of New England Investment Companies, Inc.
                                  and Chief Investment Officer of The New England from 1990
                                  to 1992; President-Institutional Investment Group of The
                                  New England from 1988 to 1989; director of State Street
                                  Research Income Trust; State Street Research Capital Trust;
                                  State Street Research Exchange Trust; State Street Research
                                  Securities Trust; State Street Research Growth Trust; State
                                  Street Research Master Investment Trust; MetLife - State
                                  Street Equity Trust; State Street Research Money Market
                                  Trust; State Street Research Tax-Exempt Trust; and MetLife
                                  - State Street Financial Trust. Age 53, director of the
                                  Company since 1991.

DIRECTORS WHOSE TERMS EXPIRE IN 1998 (CLASS B DIRECTORS)

G. Robert Tod.................  President and Chief Operating Officer of the Company since
                                1969; director of SCI Systems, Inc. and EG&G, Inc. Age 57, director of the Company since 1969.
Dr. Roy W. Menninger..........  Chairman of the Board of the Menninger Foundation since 1993;
                                Chief Executive Officer of the Menninger Foundation from 1991 to 1993; President of the Menninger Foundation from 1967 to
                                  1993. Age 70, director of the Company since 1989.
Lauren M. Tyler...............  Director and Vice President of Allen & Company Incorporated
                                ("Allen"), having joined Allen in 1989; director of AVI
                                  Entertainment, Inc. Age 34, director of the Company since
                                  1995.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors has a standing Audit Committee which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee, which currently consists of Dr. Menninger, Messrs. Callaway and Verni and Ms. Taunton-Rigby, as Chairman, held one meeting during the 1996 fiscal year.

     The Company has a standing Executive Compensation and Stock Option Committee (the "Compensation Committee") which provides recommendations to the Board regarding executive compensation and administers the Company's Incentive Deferred Compensation Plan, 1996 Employee Stock Purchase Plan, 1987 Employees' Severance Benefit Plan, 1982 Stock Option Plan and 1991 Stock Option Plan. The Compensation Committee held one meeting during the 1996 fiscal year. The current members of the Compensation Committee are Messrs. Callaway, Verni and Lenagh, as Chairman.

     The Company has a standing Nominating Committee which recommends to the Board nominees for election to the Board. The Nominating Committee, which consists of Messrs. Callaway and Verni, did not meet during the 1996 fiscal year. The Nominating Committee will consider nominees recommended by stockholders of the Company. The names of proposed nominees should be forwarded in writing, within the time period of stockholder proposals generally, to Charles M. Leighton, Chairman of the Board and Chief Executive Officer, CML Group, Inc., 524 Main Street, Acton, Massachusetts 01720, who will submit the names of the nominees to the Nominating Committee for consideration.

     During the 1996 fiscal year, the Board of Directors held eight meetings (including consents in lieu of a meeting). Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees of the Board on which he or she served. There are no arrangements or understandings between any director or officer and any other person pursuant to which such officer or director is to be selected as a director or officer.

COMPENSATION FOR DIRECTORS

     Directors who are not officers or employees of the Company are entitled to $3,000 for each Board meeting attended ($750 for each telephonic meeting), plus expenses. Members of the Audit Committee and the Compensation Committee receive $750 for each committee meeting attended and the chairman of each of these committees receives $2,000 for services as chairman. Messrs. Leighton and Tod, Chairman and President of the Company, respectively, receive no additional compensation for their services as directors.

     Under the 1996 Director Option Plan (the "1996 Director Plan"), (i) each of Messrs. Callaway, Lenagh and Verni, Dr. Menninger and Mses. Taunton-Rigby and Tyler received an option to purchase 29,388 shares of Common Stock at an exercise price of $6.125 per share, the fair market value of the Common Stock on December 1, 1995, the date of stockholder approval of the 1996 Director Plan. Each option vests in three equal installments on the first, second and third anniversaries of the date of the option grant. On the date of his or her initial election to the Board of Directors, each person who becomes a non-employee director after stockholder approval of the 1996 Director Plan will be granted an option to purchase the number of shares of Common Stock determined by dividing $180,000 by the fair market value of the Common Stock on the date of grant. A total of 250,000 shares of Common Stock may be issued under the 1996 Director Plan, subject to adjustments as provided in the Plan.

     The stockholders of the Company approved the 1996 Director Option Plan at the 1995 Annual Meeting of Stockholders and as a result the Board of Directors discontinued the 1993 Director Plan. No additional options will be granted under the 1993 Director Plan.

DEFERRED COMPENSATION PLAN

     The Company's Incentive Deferred Compensation Plan provides for the grant of incentive compensation awards in the form of shares of Common Stock to senior executive employees of the Company and its subsidiaries. These shares (the "Deferred Shares") will be issued to the participants and distributed to them no later than one year after their retirement, disability or death, or their 65th birthday, whichever occurs first. No awards have been made under the Deferred Plan in the last eight fiscal years. As of August 31, 1996, 38,310, 38,310 and 76,620 Deferred Shares were credited to the accounts of Messrs. Leighton, Tod and all executive officers as a group, respectively.

1987 EMPLOYEES' SEVERANCE BENEFIT PLAN

     The Board of Directors believes that it is in the best interest of the Company and its stockholders to foster the continuous employment of personnel of the Company and its subsidiaries. The Board of Directors recognizes that, as is the case with many corporations, the possibility of a change in control of the Company exists and that such possibility, and the uncertainty and questions which it may raise among employees, may result in the departure or distraction of employees to the detriment of the Company and its stockholders. Thus, in October 1987, the Board of Directors adopted an Employees' Severance Benefit Plan (the "Severance Plan"), which provides for the lump sum cash payment to a participant of his or her annual base salary upon a change of control of the Company, as defined in the Severance Plan, and termination of the participant's employment within one year of such change in control. The Severance Plan may be terminated or amended at any time by a vote of two thirds of the Board of Directors of the Company, unless a change of control has occurred.

     All employees who have been full-time employees of the Company or any of its subsidiaries for a period of at least two consecutive years prior to the date of a change in control of the Company, or who have been designated by the Company's Chief Executive Officer or Chief Operating Officer, or their authorized designees, are eligible to participate in the Severance Plan.

     Messrs. Leighton and Tod are not eligible to participate in the Severance Plan, nor is any employee of the Company or its subsidiaries who is or has been a director of the Company.

     The Severance Plan's term commenced on October 7, 1987 and will continue through July 31, 1997 and thereafter, unless the Board of Directors takes affirmative action to terminate the Severance Plan at least six months prior to the beginning of any succeeding fiscal year. The Severance Plan is administered by the Compensation Committee.

RETIREMENT INCOME AND SURVIVOR SECURITY PROGRAM

     The Company maintains a Retirement Income and Survivor Security Program (the "Program") which covers certain current and former executive officers of the Company and certain former officers of the Company's subsidiaries. The Program is funded by permanent life insurance policies covering each of these officers. The policies are owned by the Company and purchased at its expense. The right to receipt of benefits under the Program is fully vested. Vesting was contingent on continued employment by the Company. Retirement benefits are payable for a period of ten years in equal monthly installments generally after the employee reaches age 65. Under the Program, Messrs. Leighton and Tod are entitled to annual payments over their applicable ten-year period of $168,431 and $188,827, respectively.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's Executive Compensation Program (the "Program") is administered by the Compensation Committee composed of the three non-employee directors listed below.

     The Program is designed to retain and reward executives who are responsible for leading the Company in achieving its business objectives. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. This report is submitted by the Compensation Committee and addresses the Company's compensation policies for the fiscal year ended July 31, 1996 ("fiscal 1996") as they affected Mr. Leighton, in his capacity as Chairman of the Board and Chief Executive Officer of the Company, and the other executive officers of the Company.

COMPENSATION PHILOSOPHY

     The objectives of the Program are to (i) align compensation with Company performance, the interests of the Company's stockholders and the Company's short-term and long-term business objectives, (ii) encourage and reward high levels of performance and (iii) enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

     The Company's executive compensation philosophy is to tie a substantial portion of executive compensation to the performance of the Company and is based on the following:

     - The Committee annually reviews the compensation of its executive officers on the basis of each executive's responsibility, position and level of experience in conjunction with an assessment of salaries being paid for similar positions by other companies. A significant portion of each executive's cash compensation is, however, tied to annual changes in the Company's earnings per share performance.

     - The Committee believes that an executive compensation program that links compensation to the Company's earnings per share performance serves both as an influential motivator to its executives and as an effective instrument for aligning their interests with those of the stockholders of the Company.

     - The Committee also believes that a portion of the compensation of the Company's executives should be linked to the success of the Company's stock in the marketplace. This linkage is achieved through the Company's stock option program which also serves to more fully align the interests of management with those of the Company's stockholders.

     Since fiscal 1983, a major portion of each executive's cash compensation has been tied to the Company's earnings per share ("EPS") performance. The Program currently provides that an executive's total cash compensation (annual base salary, bonus and non-qualified deferred compensation) paid for a particular fiscal year (the "Current Year") shall be the executive's total cash compensation for the year in which the Company achieved its highest EPS from continuing operations (the "Base Year"), increased or decreased by 50% of the percentage increase or decrease (as the case may be) in the Company's EPS from continuing operations for the Current Year as compared to the Base Year, but in no event less than the minimum base salary established by the Compensation Committee for each executive. Fiscal 1993, the year in which the Company achieved its highest EPS from continuing operations ($1.07 per share), is currently the Base Year.

     Total compensation at the executive level also includes long-term incentives offered by stock options. Stock options are designed to promote the identity of long-term interests between the Company's employees and stockholders and assist in the retention of key employees. In the case of stock options, the size of option grants is generally intended to reflect the executive's position with the Company and his or her contributions to the Company. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

     For the executive officers of the Company, the Compensation Committee determines the size of the stock option grant for the Current Year by increasing (or decreasing) the dollar value of the Base Year's stock option grant (valued at the time of grant) by that percentage of the increase (or decrease) used in determining total cash compensation for the Current Year and dividing the product by the fair market value per share on the date of grant of the new option.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER IN FISCAL 1996

     Messrs. Leighton and Tod each receive the same compensation. As set forth on the Summary Compensation Table, in fiscal 1996, each executive's total cash compensation decreased when compared to the total cash compensation received in the Base Year (1993) and fiscal 1995 by $768,000 and $290,000, respectively. For fiscal 1997, each executive will be entitled to receive his Base Year total cash compensation, increased or decreased by 50% of the percentage increase or decrease (as the case may be) in the Company's fiscal 1997 EPS from continuing operations compared to EPS from continuing operations for the Base Year, but in no event will the executive's total cash compensation be less than the minimum base salary established by the Compensation Committee for each executive.

TAX CONSIDERATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer and four other most highly compensated executive officers for tax years beginning on or after January 1, 1994. Compensation awarded under a performance-based plan approved by the stockholders will generally not be subject to the deduction limit. Any fiscal 1997 cash compensation to any of the five most highly paid executive officers which exceeds $1 million will not be deductible by the Company because the performance-based portion of cash compensation has not been submitted to the stockholders for approval.

                                            Compensation Committee

                                            Thomas H. Lenagh, Chairman
                                            Howard H. Callaway
                                            Ralph F. Verni

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Callaway, Verni and Lenagh, as Chairman. No Compensation Committee interlocks or insider participation existed during fiscal 1996.

SUMMARY COMPENSATION

     The following table sets forth certain information with respect to the annual and long-term compensation of the Chief Executive Officer of the Company and each of the three other most highly compensated executive officers of the Company (the "Named Executive Officers") for the three fiscal years ended July 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                      COMPENSATION(2)
                                                                      ---------------
                                                                          AWARDS
                                                                          ------
                                             ANNUAL COMPENSATION        SECURITIES
                                            ---------------------       UNDERLYING         ALL OTHER
            NAME AND                         SALARY       BONUS           OPTIONS         COMPENSATION
       PRINCIPAL POSITION          YEAR       ($)         ($)(1)            (#)              ($)(3)
---------------------------------  ----     --------     --------     ---------------     ------------
Charles M. Leighton..............  1996     $595,000     $      0               0           $ 25,958
  Chairman of the Board            1995      595,000      290,495          60,883             32,113
  and Chief Executive Officer      1994      595,000      581,366          78,525            143,520

G. Robert Tod....................  1996      595,000            0               0             12,536
  President and                    1995      595,000      290,495          60,883             12,632
  Chief Operating Officer          1994      595,000      581,366          78,525            131,444

Robert J. Samuelson..............  1996      210,000            0               0              5,481
  Executive Vice President         1995      240,000       45,779          23,910              5,846
  and Treasurer(4)                 1994      240,000      177,977          30,850              6,006

Glenn E. Davis...................  1996      152,500            0          35,000              5,324
  Vice President, Finance,         1995      130,000       24,784          13,063              5,060
  Chief Financial Officer          1994      130,000       96,385          16,825              5,977
  and Treasurer

---------------

     (1) Amounts in this column represent bonuses earned under the Company's executive compensation program for the respective fiscal years.

     (2) The Company does not have a long-term compensation program that includes long-term incentive payouts. No restricted stock awards or stock appreciation rights (SARs) were granted to any of the Named Executive Officers during fiscal 1996.

     (3) The amounts shown in this column for fiscal 1996 represent split-dollar life insurance premiums of $22,358, $8,936, $1,881 and $1,724 paid by the Company for each of Messrs. Leighton, Tod, Samuelson and Davis, respectively, and the Company's contributions under its 401(k) savings plan of $3,600 to each of Messrs. Leighton, Tod, Samuelson and Davis, respectively. In addition, the amounts shown for fiscal 1994 include, for each of Messrs. Leighton and Tod, a $118,750 payment for the purchase of a split-dollar life insurance policy for the funding of a non-qualified deferred compensation arrangement.

     (4) Mr. Samuelson resigned as Executive Vice President and Treasurer of the Company effective as of June 1996.

STOCK OPTION GRANTS

     The following table summarizes certain information regarding options granted during fiscal 1996 to the Named Executive Officers. No SARs were granted during fiscal 1996.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL
                                              INDIVIDUAL GRANTS                           REALIZABLE
                          ---------------------------------------------------------    VALUE AT ASSUMED
                            NUMBER                                                     ANNUAL RATES OF
                              OF                                                         STOCK PRICE
                          SECURITIES   PERCENT OF TOTAL                                  APPRECIATION
                          UNDERLYING       OPTIONS                                    FOR OPTION TERM(2)
                           OPTIONS        GRANTED TO      EXERCISE OR                 ------------------
                           GRANTED       EMPLOYEES IN      BASE PRICE    EXPIRATION     5%        10%
           NAME            (#) (1)       FISCAL YEAR       ($/SHARE)        DATE        ($)       ($)
  ----------------------  ----------   ----------------   ------------   ----------   -------   --------
  Charles M. Leighton...     0               N/A                N/A         N/A         N/A       N/A
  G. Robert Tod.........     0               N/A                N/A         N/A         N/A       N/A
  Robert J. Samuelson...     0               N/A                N/A         N/A         N/A       N/A
  Glenn E. Davis........   35,000             6%             $ 3.00        3/25/06    $66,034   $167,343

---------------

     (1) Options become exercisable on a cumulative basis, with 20% of the shares covered thereby becoming exercisable on the date of grant and an additional 20% of the shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

     (2) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option terms. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted. This table does not take into account the actual change in the price of the Common Stock. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. The gains shown are net of the option exercise price, but do not reflect taxes or other expenses associated with the exercise.

YEAR-END OPTION TABLE

     The following table summarizes certain information regarding stock options held as of July 31, 1996 by the Named Executive Officers. No SARs were held and no SARs or options were exercised during fiscal 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SHARES           VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                                  OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END
                                                  (EXERCISABLE/UNEXERCISABLE)  (EXERCISABLE/UNEXERCISABLE)
                      NAME                                   (#)                         ($)(1)
------------------------------------------------  --------------------------   ---------------------------
Charles M. Leighton.............................        327,228/84,030               $  124,000/$ --
G. Robert Tod...................................        327,228/84,030                  124,000/  --
Robert J. Samuelson.............................        170,782/46,978                   49,200/  --
Glenn E. Davis..................................         74,703/46,018                   13,054/7,000

---------------

     (1) Value based on the last sale price per share ($3.25) of the Company's Common Stock on July 31, 1996, as reported on the New York Stock Exchange, less the exercise price.

                         COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from July 31, 1991 through July 31, 1996 with the cumulative total return on (i) Standard & Poor's Midcap 400 Index and (ii) Standard & Poor's Specialty Retail Index (assuming an investment of $100 in the Company's Common Stock and each of the other indices on July 31, 1991, and reinvestment of all dividends).

     This chart depicts a graphic representation of the performance of the Company's Common Stock as compared to the S&P Midcap 400 Index and the S&P Specialty Retail Index for the period 7/91 to 7/96, assuming an initial investment of $100 in each of the Company's Common Stock and the other indices. As of 7/96, such investments were valued at $47, $190 and $151, respectively.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as the Company's independent accountants for the 1997 fiscal year and recommends to stockholders that they vote FOR ratification of that appointment.

     Deloitte & Touche LLP is currently the Company's independent accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

     Management does not know of any other matters which may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, telecopy and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names and the Company will reimburse them for their out-of-pocket expenses incurred in connection with the distribution of proxy materials.

PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Company at its principal office in Acton, Massachusetts not later than July 7, 1997 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                              PAUL P. BROUNTAS, Secretary

November 5, 1996

     THE BOARD OF DIRECTORS HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR STOCK PERSONALLY BY DELIVERING A WRITTEN REVOCATION OF YOUR PROXY TO THE SECRETARY OF THE COMPANY.

               CML DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN




                     With optional monthly cash investments

DEAR SHARE OWNER:

Thank you for your interest in the CML dividend reinvestment and stock purchase plan. The purpose of the plan is to provide you with a simple, automatic way to purchase additional shares of CML stock (on a monthly basis) without paying brokerage commissions.

After reading the explanation that follows, if you have any questions about this plan, please call 800-730-4001.


Sincerely,



Charles M. Leighton
Chairman of the Board and CEO

HIGHLIGHTS

- Provides an automatic way to increase your holdings in CML common stock.

- Your CML dividends are immediately reinvested in CML common stock without service charges or brokerage commissions.

- Voluntary cash payments may be made to purchase additional shares through the plan.

-        Available to registered stockholders of CML.

- Plan is voluntary; you may join or terminate your participation at any time.

QUESTIONS & ANSWERS

About the CML Dividend Reinvestment and Stock Purchase Plan ("Plan")

WHO MAY PARTICIPATE?

Any holder of record of CML common stock who completes the enclosed authorization card may participate. If you hold common stock of record in more than one account, separate authorization forms will be required for each account. If you own shares of the company's common stock other than in your own name, it will be necessary to re-register such stock in your own name in order to participate.

Sign and return the authorization card to:

The First National Bank of Boston
P.O. Box 1681
Mail Stop 45-01-06
Boston, MA  02105-1681

or call shareholder services at 800-730-4001 for additional information.

HOW DOES IT WORK?

After you enroll, your CML dividends, if declared, or additional voluntary cash payments (a minimum of $25, maximum of $3,000 per month) will be automatically reinvested by The First National Bank of Boston (the "Bank" or "Agent"), your Plan agent, in CML common stock purchased in the open market (at least once a month) at the then current market price. The Bank will credit you with full and fractional shares, computed to three decimal places.

WHAT DOES THE BANK DO?

In addition to buying the shares, the Bank holds the shares it has purchased for you until you terminate your participation in the Plan. This protects you against loss, theft, or accidental destruction of certificates. The Bank also sends you a confirmation of each transaction with a detailed statement of your account, including the number of full shares and fractional interests that you own.

DO I RETAIN ALL STOCKHOLDER RIGHTS ON SHARES PURCHASED FOR ME BY THE PLAN?

Yes, if any stock splits or stock dividends are distributed, you will receive them. For proxy purposes, full shares and fractional interests acquired under the Plan on or before a meeting record date may be voted by you.

 IS THERE A MINIMUM NUMBER OF INVESTMENTS I MUST MAKE IN ANY TWELVE-MONTH
PERIOD?

You must make at least four investments a year by automatically reinvesting your dividends or by making voluntary cash investments. Otherwise you may be notified in writing that your participation in the Plan will be terminated if an investment is not made within 30 days. If you do not make such an investment, you will be sent a certificate for your full shares (unless you request us to sell such shares for your account) and a check for your fractional interests, and your account will be closed.

IS THERE A FEE FOR THE SERVICE?

No, the fees for the Bank's costs related to recordkeeping, handling, postage and custody and brokerage fees to purchase shares will be paid by CML.

WHAT DOES THE BANK DO WITH CASH DIVIDENDS PAID ON SHARES IT HAS PURCHASED FOR MY ACCOUNT?

The Bank will automatically reinvest the cash dividends on shares acquired through the Plan to purchase more full shares and fractional interests for your account at no charge to you.

CAN I WITHDRAW FROM THE PLAN AT ANY TIME?

Yes, simply write to the Bank requesting that your account be closed. You will promptly receive a certificate for your full shares and a check for the net proceeds of the sale of your fractional interests. Or, at your option, the Bank will sell both your full shares and fractional interests. There is no service charge or penalty for terminating your account except for brokerage costs and any applicable taxes.

WHAT ABOUT TAX TREATMENT?

The reinvestment of dividends does not relieve you of any income tax that may be payable on such dividends. To the extent required by law, the Bank will report to you for tax purposes the dividends credited to your account.

In the case of both foreign stockholders subject to United States withholding tax, and other stockholders who elect to have their dividends reinvested and who are subject to back-up withholding under the Internal Revenue Code (the "Code"), the Bank will invest in shares of common stock an amount equal to the dividends of such participants, less the amount of tax required to be withheld. Statements confirming purchases made will indicate the net payment reinvested.

Under the Code, CML is required to withhold for United States income tax purposes 31% of all dividend payments to a stockholder of CML if (i) such stockholder has failed to furnish CML the stockholder's taxpayer identification number (the "TIN"), (ii) the Internal Revenue Service (the "IRS") has notified CML that the TIN furnished by the stockholder is incorrect, (iii) the IRS has notified CML that back-up withholding should be commenced because the stockholder has failed to report properly interest or dividends, or (iv) the stockholder has failed to certify, under penalties of perjury, that he is not subject to back-up withholding. Stockholders have previously been requested by CML or their broker to submit all information and certifications required in order to exempt them from back-up withholding if such exemption is available to them.

WHAT ABOUT FOREIGN CASH PAYMENT?

Optional cash payments received from foreign stockholders must be in United States dollars and will be invested in the same way as payments from other participants.

HOW SHOULD I TIME MY VOLUNTARY CASH INVESTMENT?

In order to avoid unnecessary accumulations and delays in the investment of voluntary cash payments, you are strongly urged to transmit your cash payments (minimum $25; maximum $3,000 per month) so that they will be received by the Bank within 30 days of, but not later than 5 business days prior to, the dividend payment date or the first business day of each non-dividend paying month. All cash payments received, in non-dividend paying months, will be combined with other funds received and will be invested on the first business day of each month, provided that sufficient funds have accumulated from all participants to purchase at least a 100 share lot. Checks and money orders should be in United States funds and made payable to The First National Bank of Boston and submitted to:

The First National Bank of Boston
P.O. Box 1681
Mail Stop 45-01-06
Boston, MA  02105-1681

Checks drawn against non-United States banks must have the United States currency imprinted on the check. FORWARDING CASH PAYMENTS TO ANY OTHER ADDRESS DOES NOT CONSTITUTE A VALID DELIVERY.

All cash payments should be accompanied by a cash remittance stub which will be attached to the Statement of Account. This procedure may be varied if necessary to comply with applicable provisions or federal securities laws, rules and practices. In the event that any check is returned unpaid for any reason, the Bank will consider the request for investment of such money null and void and shall immediately remove from the participant's account shares, if any, purchased upon the prior credit of such money. The Bank shall thereupon be entitled to sell these shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of such uncollected amounts, the Bank shall be entitled to sell such additional shares from the participant's account to satisfy the uncollected balance.

Funds not previously invested may be invested on the first business day of the following month. Participants have an unconditional right to the return of any cash payments upon written notification received by the Bank at least two business days prior to investment of such funds. Cash deposits being held for investment by the Bank will not accrue interest.

TERMS AND CONDITIONS OF PARTICIPATION IN THE CML DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN (THE "PLAN")

1. FREQUENCY, MANNER, AND EFFECT OF INVESTMENTS BY A PARTICIPANT. You may elect:
(a) to invest cash dividends on all your shares of CML common stock, including fractional shares held for your account by the Bank, and (b) to make monthly or other periodic voluntary cash investments of not less than $25 at any one time and not more than $3,000 per month. Your authorization card must be received by the Bank prior to the dividend record date to be effective for that dividend. Each investment of cash dividends shall be made by the Bank as soon as practicable after the payment of the dividend. Each voluntary cash investment by you shall be made by check to the order of the Bank, mailed to the Bank with the account identification stub furnished for that purpose.

2. FREQUENCY AND MANNER OF PURCHASES OF STOCK BY THE BANK. The Bank will apply all funds received by it from or on behalf of you to the purchase of shares of CML common stock for your account. Funds received by the Bank representing your voluntary cash investments will be accumulated by the Bank and applied to the purchase of CML common stock on the first business day of non-dividend paying months or as soon as practicable after a dividend payment. Pending the investment in shares of CML common stock, such funds will be held in a non-interest bearing account maintained by the Bank.

Funds representing cash dividends will be applied to the purchase of CML common stock as soon as soon as practicable (and in no event later than 30 days) after such funds are received by the Bank. The Bank may make purchases on any securities exchange where such stock is traded, in the over-the-counter market, or in negotiated transactions and on such terms as to price, delivery, and otherwise as the Bank in its sole discretion may determine, but purchases may not be made from the Bank, the Company, or its affiliates. In making purchases for your account, the Bank may commingle your funds with those of other shareholders of CML participating in the Plan.

It is understood that under certain circumstances, observances of the Rules and Regulations of the Securities & Exchange Commission may require temporary curtailment or suspension of purchases, in which event the whole amount of the funds available in the account for purchase of CML common stock might not be applied to the purchase of CML common stock within the above time periods.

3. PRICE TO PARTICIPANT. The price at which the Bank shall be deemed to have acquired shares for your account shall be the average price of all shares purchased by the Bank for participants with respect to each purchase effected by the Bank in accordance with Item 2 above.

4. CHARGES AND COMMISSIONS. The charges for the services of the Bank rendered in connection with the Plan and brokerage commissions on the purchase of shares of CML common stock pursuant to the Plan will be paid by CML. However, if you request the Bank to sell your shares in the event you withdraw from the Plan, you will be required to pay the brokerage fee of 5% of the proceeds received ($1.00 minimum) or $5.00 (whichever is less) and any applicable taxes.

5. CUSTODY AND STOCK AND ISSUANCE OF STOCK CERTIFICATES. The Bank will segregate and hold shares of all participants purchased under the Plan in the name of its nominee. No stock certificate will be issued to you for shares credited to your account unless you request in writing to the Bank to issue such certificates or terminate your account as hereinafter provided. No certificates for fractional interests will be issued; however, fractional interests purchased for your account and dividends and distributions on such fractional interests will be credited to your account.

You may elect to add all or part of your record shares to your Account; such shares will be held in the name of the Bank or its nominee as Plan shares subject to these Terms and Conditions. However, shares deposited for safekeeping must remain in your account for a period of 60 days before they can be sold. All certificates should be sent to The First National Bank of Boston, P.O. Box 1681, Mail Stop 45-01-06, Boston, MA 02105-1681 by either registered or certified mail, return receipt requested, since you bear the risk of loss in transit.

6. STATEMENTS TO PARTICIPANTS. You will receive a statement as soon as practicable after every transaction affecting your account indicating (a) dollars invested and price per share, (b) the number of full shares and fractional interests (computed to three decimal places) just purchased, (c) total full shares and fractional interests (computed to three decimal places) held in your account, and (d) a history for the year-to-date of all transactions affecting your account. These statements are a continuing and permanent record of the cost of your purchases and should be retained for tax purposes.

7. STOCK DIVIDENDS AND STOCK SPLITS. Any shares representing stock dividends or stock splits distributed by CML with respect to shares of CML common stock held by the Bank for your account will be credited to your account.

8. RIGHTS TO PURCHASE SHARES OR OTHER SECURITIES. In the event CML makes available to its stockholders rights to purchase additional shares or other securities, the Bank will sell such rights accruing to the shares held by the Bank for your account and will apply the net proceeds of such sale to the purchase of CML common stock in accordance with Item 2 above; provided that a participant who wishes to exercise such rights to purchase additional shares or other securities may instruct the Bank in writing prior to the record date for such rights, to issue to such participant a certificate for the number of full shares credited to their account pursuant to Item 5 above.

9. VOTING OF SHARES HELD BY BANK. The Bank will vote or abstain from voting Plan shares credited to your account at the record date for a meeting of share owners in the same manner as directed by you by proxy. The Bank will not vote Plan shares for which such proxy is not received.

10. OTHER INFORMATION TO BE FURNISHED TO PARTICIPANTS. This Plan does not relieve you of any income tax which may be payable on dividends received by you or for you. Annually, the Bank will provide you with information for tax purposes with respect to all dividends paid including the shares held by the Bank for your account. As soon as practicable after the date of distribution of any stock dividend or shares resulting from a stock split, the Bank will furnish you with a statement reflecting such transaction.

11. TERMINATION. You may terminate your account at any time by adequate notice in writing to:

The First National Bank of Boston
P.O. Box 1681
Mail Stop 45-01-06
Boston, MA  02105-1681

and the Bank may terminate, suspend or appoint another agent to administer the Plan upon notice in writing mailed to each participant. Any such notice received from you by the Bank after a dividend record date shall not be effective until dividends to which such record date applies have been invested by the Bank and the shares so purchased credited to your account.

You may request withdrawal of uninvested voluntary additional cash investments at any time by writing to the Bank at the above address, provided that such request is received by the Bank more than two business days prior to the date the Bank intends to invest such additional cash investments. Notice of termination from you will be treated as a request for the withdrawal of any uninvested voluntary additional cash investments held for you by the Bank.

In the event of termination by either the Bank or you, the Bank will send you a certificate for the full shares in your account; or, if you so elect, will sell such full shares and remit the proceeds based on the then current market value less brokerage commissions and any applicable taxes. The Bank will pay cash with respect to any fractional interest based on current market value.

It should be noted that the price of CML common stock may fluctuate during the period between a request for sale, its receipt by the Bank, and the ultimate sale in the open market, within ten business days. This risk should be evaluated by you when considering your request that the Bank sell your shares; the risk of a price change will be solely yours. The proceeds from the sale, less brokerage commissions and any applicable taxes, will be mailed directly to you. A check for the proceeds will not be mailed prior to the settlement of funds from the independent entity; settlement occurs three business days after the sale of shares. All information regarding the redemption of shares will be provided to the Internal Revenue Service.

12. RESPONSIBILITIES OF THE BANK. The Bank shall not be liable for any acts done in good faith or for any good faith omission to act, including, without limitation, any claims of liability (a) rising out of failure to terminate the participant's account on the death or judication of incompetency of such participant prior to receipt of written notice to the Bank of such death or judication of incompetency; (b) with respect to the price or prices at which shares are purchased or sold for the participant's account; (c) concerning the times the purchases of shares are made; (d) relating to the value of the shares acquired for the participant's account.

13. MISCELLANEOUS. Participants may not sell, pledge or otherwise assign or transfer their accounts, any interest therein or any cash or stock credited to their accounts. The Bank reserves the right to amend or supplement the Plan, and CML reserves the right to terminate the Plan; provided such action by the Bank or CML shall have no retroactive effect that would prejudice the interests of participants.

HOW TO PARTICIPATE:

Make sure you sign the enclosed Authorization Card.

If you wish to make an additional optional cash payment, simply enclose a check in the amount desired. ANY CASH PAYMENT THAT YOU WISH TO MAKE NOW

(MINIMUM $25, MAXIMUM $3,000 PER MONTH) MAY BE MADE BY CHECK OR MONEY ORDER PAYABLE TO:

THE FIRST NATIONAL BANK OF BOSTON

Please mail your Authorization Card, checks, and/or any inquiries to:

The First National Bank of Boston
P.O. Box 1681
Mail Stop 45-01-06
Boston, MA 02105-1681 or call shareholder services at 800-730-4001 for additional information.

CML
---------------------------
524 Main Street
Acton, Massachusetts  01720
Telephone:  (508) 264-4155

          PROXY                  CML GROUP, INC.                  PROXY
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 6, 1996


                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY


         The undersigned, revoking all prior proxies, hereby appoint(s) Charles
M. Leighton, G. Robert Tod and Paul P. Brountas, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of CML Group, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of Hale and Dorr, 60 State Street, Boston, Massachusetts, on Friday, December 6, 1996 at 10:30 a.m., local time, and at any adjournment thereof.

         IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


                 CONTINUED, AND TO BE SIGNED ON THE REVERSE SIDE


         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. ATTENDANCE OF THE UNDERSIGNED AT THE MEETING OR ANY ADJOURNMENT THEREOF WILL NOT BE DEEMED TO REVOKE THIS PROXY UNLESS THE UNDERSIGNED SHALL REVOKE THIS PROXY IN WRITING.

1.  To elect the following two Class C Directors
       (except as marked below):

Nominees:  Howard H. Callaway and Alison Taunton-Rigby
   ___                   ___
  /__/ FOR all nominees /__/ WITHHELD from all nominees

  For, except vote withheld from the following nominee:
   ___
  /__/ _________________________________________________


2.    To ratify the appointment of           For   Against     Abstain
      Deloitte & Touche LLP as the           ___       ___        ___
      Company's Independent Accountants.    /__/      /__/       /__/

3.    To transact such other business        For   Against     Abstain
      as may properly come before the        ___      ___        ___
      meeting or any adjournment thereof.   /__/     /__/       /__/

      MARK HERE FOR       ___             MARK HERE IF YOU    ___
      ADDRESS CHANGE     /__/             PLAN TO ATTEND     /__/
      AND NOTE BELOW                            THE MEETING

Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature: __________________________ Date_________________

Signature: __________________________ Date_________________